Exhibit 4.4

Certificate No.	Registration Date	No. of Shares
ReSearch Pharmaceutical Services, Inc.
(Incorporated in Delaware under the General Corporation Law of the State of Delaware)

	COMMON STOCK	ISIN:
This is to certify that		CUSIP:

Is/are the registered holder(s) of
Common Stock, having par value of $0.0001 fully paid in ReSearch Pharmaceutical Services, Inc. subject to the Certificate of Incorporation and the By-laws of the Company
PRIOR TO INVESTING IN THE SECURITIES OR CONDUCTING ANY TRANSACTIONS IN THE SECURITIES, INVESTORS ARE ADVISED TO CONSULT PROFESSIONAL ADVISERS REGARDING THE RESTRICTIONS ON TRANSFER SUMMARIZED BELOW AND ANY OTHER RESTRICTIONS.
THIS SECURITY(OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND IS A RESTRICTED SECURITY (AS DEFINED IN RULE 144 OF THE U.S. SECURITIES ACT). THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (IF AVAILABLE) (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULES 904 AND 905 OF REGULATION S UNDER THE U.S. SECURITIES ACT (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT. IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE,
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS WHICH REQUIRE THAT IN ADDITION TO ANY CERTIFICATIONS REQUIRED FROM A TRANSFEROR AS SET FORTH ON THE REVERSE OF THIS CERTIFICATE, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD OF AT LEAST SIX MONTHS, THE TRANSFEREE CERTIFIES AS TO WHETHER OR NOT IT IS A U.S. PERSON, WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT AND MUST PROVIDE CERTAIN OTHER CERTIFICATIONS AND AGREEMENTS, PRIOR TO PERMITTING ANY TRANSFER, THE COMPANY MAY REQUEST AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS TO BE EFFECTED IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE U.S. SECURITIES ACT OR IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT.

Chief Executive Officer	Secretary
No transfer of the shares (or any portion thereof) comprised in this certificate can be registered until this certificate has been lodged with the Company’s Registrars: Capita IRG (Offshore) Limited, Victoria Chambers, Liberation Square, 1/3 The Esplanade, St. Helier, Jersey JE4 OFF UK Transfer Agent: Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU

Certificate No.	Lodging Agent Code
ReSearch Pharmaceutical Services, Inc.
To

Transfer Agent:
Capita Registrars
The Registry
34 Beckenham Road,
Beckenham, Kent BR3 4TU.
Telephone
               From UK:0870 162 3100
               From Overseas: +044) 208 639 2157
C984/01

This Common Stock Certificate and the shares of common stock represented hereby shall be held subject to all of the provisions of the Certificate of Incorporation and the By-laws of the Company and any amendments thereto, a copy of each of which is on file at the office of the Company and made a part hereof as fully as though the provisions of said Certificate of Incorporation and By-laws were imprinted in full on this Common Stock Certificate, to all of which the holder of this Common Stock Certificate, by acceptance hereof, assents and agrees to be bound. The Company will furnish without charge to each shareholder who so requests a copy of the Certificate of Incorporation and the By-laws of the Company.
In connection with any transfer of this Common Stock Certificate, the holder certifies that (check one):

☐	(a)	This Common Stock Certificate is being transferred to the Company.

☐	(b)	This Common Stock Certificate is being transferred pursuant to an effective registration statement under the Securities Act and in accordance with any applicable laws of the United States and any state of the United States.

☐	(c)	(i) This Common Stock Certificate is being transferred in an offshore transaction in accordance with Rules 904 and 905 of Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended, and the transferor and transferee of this Common Stock Certificate shall make certain representations and warranties in a form reasonably satisfactory to the Company related to such transfer to confirm compliance with Regulation S.

☐	(d)	This Common Stock Certificate is being transferred pursuant to an exemption from registration under the Securities Act in compliance with Rule 144, if applicable, under the Securities Act and is in accordance with applicable US and state securities laws and in relation to which the Holder has furnished to the Company an opinion to such effect from counsel of recognized standing in form and substance satisfactory to the Company prior to such offer, sale, pledge or transfer.

☐	(e)	This Common Stock Certificate is being transferred to a person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A (if available) an is in accordance with applicable US state securities laws.
The Transfer Agent shall not be obligated to register this Common Stock Certificate in the name of any person other than the Holder thereof unless and until the conditions to any such transfer or registration set forth herein and on the face hereof shall have been satisfied.
By:
Name:
Title:
The above signature shall not constitute an endorsement of this Common Certificate. Assignment and transfer of this Common Stock Certificate shall not be effected by an endorsement on this certificate, but by execution and deliver of a separate stock transfer form, which may be obtained from the Company’s Transfer Agent.
Unless otherwise specified, terms used in this certificate have the meanings set forth in Regulation S. Transferee and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.